EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 263  to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated December 23, 2025, which was filed as Exhibit (i) to Post-Effective Amendment No. 261.

/s/ JiWon Park
JiWon Park, Esq.

March 26, 2026
Boston, Massachusetts